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                                  EXHIBIT 10.7

                         AMENDMENT TO THE PENTAIR, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

         The Pentair, Inc. Non-Qualified Deferred Compensation Plan, as in effect for employee compensation deferrals made for periods of employment before 1996 (the "Plan"), is hereby amended effective August 23, 2000 as follows:

         1. Section 9 is deleted in its entirety and the following substituted therefor:

         9.       Distribution in the Event of Change in Control.

                  A.       Definitions.

                           (1) "Change in Control" is a change in control of Pentair, Inc. as defined in the KEESA.

                           (2) "KEESA" is the Key Executive Employment and Severance Agreement between Pentair, Inc. and key executives, as approved by Pentair's board of directors effective August 23, 2000.

                  B. Effect on Participants. Upon a Change in Control, and notwithstanding the benefit election previously made by such participant and other Plan provisions to the contrary, a participant shall receive all of his or her Plan benefits in a cash lump sum on the lump sum date unless such participant timely elects otherwise in accordance with subsection C immediately following. The lump sum date shall be the first business day of the third calendar month following the calendar month in which such Change in Control occurs; provided, however, if the participant is employed by the Company or one of its subsidiaries on the date of the Change in Control, then the lump sum date shall be the first business day of the third calendar month following the calendar month in which such participant terminates employment with the Company and its subsidiaries.

                  C. Election to Forego Lump Sum. A participant otherwise entitled to receive a lump sum pursuant to subsection B immediately preceding may elect to forego payment of the lump sum if he or she so elects in writing and files such writing with the Administrator no later than thirty (30) days before the lump sum date. If a participant timely elects to forego the lump sum payment, such participant's Plan benefits shall be paid in accordance with the participant's otherwise effective benefit election and Plan provisions apart from this Section 9.

                  D. No Delay in Payment. Application of this Section 9 shall not delay the date for payment of benefits as otherwise elected by a participant



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                           or as otherwise provided under the Plan apart from
                           this Section 9.

                  E. Notice of Lump Sum Entitlement and Election to Forego Lump Sum. No later than five (5) days following the date of the Change in Control, the Administrator shall cause a notice to be sent to all Plan participants to whom the provisions of this Section 9 may apply. Such notice shall be sent in a manner reasonably calculated to be actually and timely received by such participants, and shall reasonably inform such participant of the provisions of this
                           Section 9 and such participant's rights and entitlements hereunder. In the event such notice is not timely sent as to a participant, then at such participant's election the lump sum date and the date for electing to forego such lump sum shall be appropriately adjusted to reflect the time periods that would have applied had such notice been timely sent.

         2. The foregoing amendment shall apply to all participants under the Plan as of August 23, 2000.

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         The undersigned, by the authority of the Board of Directors of Pentair,
Inc., does hereby approve the form and content of this amendment to the Plan.


Dated:
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                                       Louis L. Ainsworth
                                       Senior Vice President and General Counsel of Pentair, Inc.


         The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby execute the foregoing document for and on behalf of Pentair, Inc. effective as of August 23, 2000.

                                       PENTAIR, INC.


Dated:                                 By:
       ----------------------------       --------------------------------------
                                          Its:
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